                         Fulton Financial Corporation
                 [LETTERHEAD OF FULTON FINANCIAL APPEARS HERE]
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FOR IMMEDIATE RELEASE                    contact:  Timothy E. Doherty
Full text available on PR NEWSWIRE       phone:    717-291-2616


                                         September 30, 1996



                      Fulton Financial Corp. will acquire
                      Woodstown National Bank & Trust Co.

     LANCASTER, Pa. - Fulton Financial Corp. (Nasdaq: FULT) has agreed to acquire The Woodstown National Bank & Trust Co. in an approximately $57.6 million stock transaction.

     Under the definitive agreement signed today (Sept. 30) and announced jointly by Fulton Financial President and Chief Executive Officer Rufus A. Fulton, Jr. and Woodstown National Chief Executive Officer Ralph Homan, the $270 million Woodstown, Salem County, N.J. bank will become the 10th banking subsidiary of the $3.7 billion Lancaster, Pa. bank holding company.

     Woodstown National will retain its name and autonomy once the acquisition is completed.

     The bank, with its main office and three branches in Salem County, is the leading bank in the county with 18.8 percent of all deposits.

     Woodstown National also has two branches in Gloucester County, and plans to open a third branch there in early 1997.

                                     (MORE)

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                One Penn Square, Lancaster, Pennsylvania 17602
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FULTON ACQUISITION                                                      2-2-2-2

     The acquisition, Fulton Financial's second in New Jersey and fourth outside of Pennsylvania, is subject to approval by bank regulatory authorities and Woodstown National shareholders and is expected to close by the end of the first quarter of 1997.

     It follows Fulton Financial's Feb. 29, 1996 acquisition of The Bank of Gloucester County and its seven branches in the northern part of Gloucester County.

     Each share of Woodstown National's common stock outstanding at the time of the acquisition will be exchanged for 1.6 shares of Fulton Financial stock with a dollar value of $20 per share, based on Friday's closing Fulton Financial common stock bid price.

     The price is approximately 2.37 times Woodstown National's September 30 estimated book value of $13.52 per share and 15.56 times its projected 1996 earnings of $3.7 million.

     Woodstown National has 1.8 million shares of common stock outstanding.

     Concurrent with this announcement, Fulton Financial has terminated the stock repurchase program announced in June.

     "The Woodstown National Bank & Trust Co. is a high-performance bank with good asset quality," said Fulton. "It's the kind of bank we like to have as an affiliate, and it's the kind of market, with agriculture and industry, that we like to be in."

                                 (MORE)
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FULTON ACQUISITION                                                     3-3-3-3

     "We're looking forward to this affiliation with Fulton Financial so we can offer our customers even more services and the lending capabilities of a large regional bank," said Homan. "Yet we'll still be able to keep our hometown identity and remain the leading locally-run bank in the market."

     Fulton Financial was ranked the 16th best performing bank holding company in the country by US Banker in its April, 1996 issue.

     Thompson BankWatch recognized the safety and soundness of Fulton Financial and its affiliates with an "A/B" rating, ranking the company among the three highest-rated commercial bank holding companies in Pennsylvania.

     The corporation's $1.7 billion Lancaster-based flagship, Fulton Bank, was ranked in the July, 1996 issue of the American Bankers Association Banking Journal as the 25th best performing bank in the country in its asset size based on its five-year average return on assets (ROA) of 1.53, a key industry measure of bank profitability.

     Once the acquisition is completed, Fulton Financial will have assets of approximately $4 billion and operate 118 banking offices in Pennsylvania, Delaware, Maryland and New Jersey through 10 subsidiaries.

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

FOR IMMEDIATE RELEASE                    contact:  Charles Sutton
Full text available on PR NEWSWIRE       phone:  609-769-0040, ext. 413



                                              September 30, 1996



                      Fulton Financial Corp. will acquire
                      Woodstown National Bank & Trust Co.

     WOODSTOWN, N.J. - The Woodstown National Bank & Trust Co. has agreed to be acquired by Fulton Financial Corp. (Nasdaq: FULT) in an approximately $57.6 million stock transaction.

     Under the definitive agreement signed today (Sept. 30) and announced jointly by Woodstown National Chief Executive Officer Ralph Homan and Fulton Financial President and Chief Executive Officer Rufus A. Fulton, Jr., the $270 million Woodstown, Salem County, N.J. bank will become the 10th banking subsidiary of the $3.7 billion Lancaster, Pa. bank holding company.

     Woodstown National will retain its name and autonomy once the acquisition is completed.

     The bank, with its main office in Woodstown and branches in Alloway, Sharptown and Mannington, is the leading bank in Salem County with 18.8 percent of all deposits.

                                 (MORE)
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FULTON ACQUISITION                                                      2-2-2-2

     The bank also has branches in Swedesboro and Beckett in Gloucester County, and plans to open a third Gloucester County branch in early 1997.

     The acquisition, Fulton Financial's second in New Jersey and fourth outside of Pennsylvania, is subject to approval by bank regulatory authorities and Woodstown National shareholders and is expected to close by the end of the first quarter of 1997.

     It follows Fulton Financial's Feb. 29, 1996 acquisition of The Bank of Gloucester County and its seven branches in the northern part of Gloucester County.

     Each share of Woodstown National's common stock outstanding at the time of the acquisition will be exchanged for 1.6 shares of Fulton Financial stock with a dollar value of $20 per share, based on Friday's closing Fulton Financial common stock bid price.

     The price is approximately 2.37 times Woodstown National's September 30 estimated book value of $13.52 per share and 15.56 times its projected 1996 earnings of $3.7 million.

     Woodstown National has 1.8 million shares of common stock outstanding.

     "We're looking forward to this affiliation with Fulton Financial so we can offer our customers even more services and the lending capabilities of a large regional bank," said Homan. "Yet we'll still be able to keep our hometown identity and remain the leading locally-run bank in the market."

                                 (MORE)

FULTON ACQUISITION                                                     3-3-3-3

     "The Woodstown National Bank & Trust Co. is a high-performance bank with good asset quality," said Fulton. "It's the kind of bank we like to have as an affiliate, and it's the kind of market, with agriculture and industry, that we like to be in."

     Once the acquisition is completed, Fulton Financial will have assets of approximately $4 billion and operate 118 banking offices in Pennsylvania, Delaware, Maryland and New Jersey through 10 subsidiaries.

                                 #  #  #